UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LAZARD GROWTH ACQUISITION CORP. I

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-1571783
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

30 Rockefeller Plaza New York, New York	10112
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, $0.0001 par value	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-252408

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1	– DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Lazard Growth Acquisition Corp. I, a Cayman Islands exempted company (the “Registrant”), hereby incorporates by reference herein the description of its units, Class A ordinary shares, $0.0001 par value per share, and warrants to purchase Class A ordinary shares, to be registered hereunder, set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-252408), originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 25, 2021, as thereafter amended and supplemented (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement and that includes such description, shall be deemed to be incorporated herein by reference.

ITEM 2	– EXHIBITS

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252408), filed with the Commission on January 25, 2021).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252408), filed with the Commission on January 25, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-252408), filed with the Commission on February 8, 2021).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252408), filed with the Commission on January 25, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252408), filed with the Commission on January 25, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-252408), filed with the Commission on February 8, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.1 filed with the Registrant’s Registration Statement on Form S-1/A (File No. 333-252408), filed with the Commission on February 8, 2021).

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the holders signatory thereto (incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-252408), filed with the Commission on January 25, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

LAZARD GROWTH ACQUISITION CORP. I

Date: February 9, 2021	By:	/s/ Eyal Ofir
Name: Eyal Ofir
Title: Chief Executive Officer